                                                       EX-99.B(j)invconsent

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration
Statement No. 333-64172 on Form N-1A of Waddell & Reed InvestEd Portfolios,
Inc. of our report dated August 28, 2001, on the three funds comprising
Waddell & Reed InvestEd Portfolios, Inc., appearing in the Statement of
Additional Information, which is part of such Registration Statement.

/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
September 13, 2001